SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A #1

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 15, 1997 (June 30, 1997)


                           GREENMAN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                       1-13776                     71-0724248
 (State or other               (Commission                   (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


                                 7 Kimball Lane
                                   Building A
                         Lynnfield, Massachusetts 01450
          (Address of principal executive offices, including zip code)




                                 (617) 224-2411
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On June 30, 1997, GreenMan Acquisition Corp. ("GAC"), a wholly-owned subsidiary of GreenMan Technologies, Inc., ("GMTI" or the "Registrant") acquired all of the capital stock of each of (i) BFI Tire Recyclers of Minnesota, Inc. ("BTM"), a wholly-owned subsidiary of Browning- Ferris Industries of Minnesota, Inc. ("BFIM") and (ii) BFI Tire Recyclers of Georgia, Inc. ("BTG"), a wholly-owned subsidiary of Browning-Ferris Industries of Georgia, Inc. ("BFIG"). BFIG and BFIM are both wholly-owned subsidiaries of Browning Ferris Industries, Inc. ("BFI"). The acquisition was made pursuant to that certain Purchase and Sale Agreement, dated as of June 30, 1997, by and among GMTI, GAC, BFI, BFIM and BFIG and included in this Report as Exhibit 2. Further information about the acquisition reported hereby may be found in the Registrant's press release of July 7, 1997, included as Exhibit 99 to this Report.

         In consideration for the capital stock of BTM and BTG, GAC paid BFI $5,408,830, which amount was determined, (a) as to $3,600,000 of such amount, by negotiation among the parties and (b) as to the balance, by the value of BTG's and BTM's working capital. Of such consideration, $650,000 was paid from proceeds of the private placement in April 1997 of Convertible Notes due October 1998 and Common Stock Purchase Warrants and $4,758,830 was financed by a short-term loan from BFI to GAC, which loan must be repaid by September 30, 1997. The repayment of such loan is guaranteed by GMTI and is secured by all of BTM's assets, all of BTG's assets and by a pledge by GAC of all of the capital stock of BTG and BTM. The Registrant expects to refinance such loan prior to its maturity.

Item 7. Financial Statements and Exhibits

         (a) Financial Statements of businesses acquired:

BFI Tire Recyclers of Minnesota, Inc.

Independent Auditors' Report............................................   F-1

Balance Sheet as of May 31, 1997........................................   F-2

Statements of Operations - Years Ended May 31, 1997 and 1996............   F-3

Statements of Cash Flows - Years Ended May 31, 1997 and 1996............   F-4

Notes to Financial Statements...........................................   F-5

BFI Tire Recyclers of Georgia, Inc.

Independent Auditors' Report ...........................................   F-12

Balance Sheets as of May 31, 1997 and 1996..............................   F-13

Statements of Operations and Retained Earnings (Deficit) -
          Years Ended May 31, 1997 and 1996.............................   F-14

Statements of Cash Flows - Years Ended May 31, 1997 and 1996............   F-15

Notes to Financial Statements...........................................   F-16

     (b)  Pro Forma Financial Information

GreenMan Technologies, Inc. Pro Forma Combined
         Financial Statements (unaudited)...............................   F-20

Pro Forma Combined Balance Sheet - May 31, 1997.........................   F-21

Pro Forma Combined Statement of Operations - Year
         Ended May 31, 1997         ....................................   F-22

Notes to Pro Forma Combined Financial Statements........................   F-23

     The unaudited pro forma combined balance sheet as of May 31, 1997 gives effect to the acquisition of BFI Tire Recyclers of Minnesota, Inc. and BFI Tire Recyclers of Georgia, Inc. by GreenMan Technologies, Inc., as if the acquisition, accounted for as a purchase, had occurred on May 31, 1997 and the unaudited pro forma combined statement of operations for the year ended May 31, 1997 gives effect to the acquisition as if the acquisition had occurred at the beginning of the period presented. The pro forma information is based on historical financial statements of BFI Tire Recyclers of Minnesota, Inc., BFI Tire Recyclers of Georgia, Inc. and GreenMan Technologies, Inc. after giving effect to the proposed transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial statements. GreenMan Technologies, Inc. will continue its study to determine the fair value of the acquired assets and liabilities. The pro forma combined financial statements have been prepared on the basis of preliminary estimates.

These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of BFI Tire Recyclers of Minnesota, Inc. and BFI Tire Recyclers of Georgia, Inc. and the audited financial statements of GreenMan Technologies, Inc.

(c) Exhibits. All of the Exhibits listed below were previously filed with the exception of those marked with an asterisk (*).


Exhibit 2 Purchase and Sale Agreement, dated as of June 30, 1997, by and among GreenMan Technologies, Inc. ("GMTI"), GreenMan Acquisition Corp. ("GAC"), Browning Ferris Industries, Inc.
                  ("BFI"), Browning-Ferris Industries of Minnesota, Inc. ("BFIM") and Browning-Ferris Industries of Georgia ("BFIG").

Exhibit 10(a) Promissory Note dated as of June 30, 1997 made by GAC to BFIM and BFIG.

Exhibit 10(b) Noncompetition, Nonsolicitation and Confidentiality Agreement, dated as of June 30, 1997, by and among GMTI, GAC, BFI, BFIM and BFIG.

Exhibit 10(c) Security Agreement, dated as of June 30, 1997, by and between BFI Tire Recyclers of Georgia, Inc. and BFIG.

Exhibit 10(d) Security Agreement, dated as of June 30, 1997, by and between BFI Tire Recyclers of Minnesota, Inc. and BFIM.

Exhibit 10(e) Pledge Agreement, dated as of June 30, 1997, by and among GAC, BFIM and BFIG.

Exhibit 10(f) Guaranty Agreement, dated as of June 30, 1997 by and among GMTI, BFIM and BFIG.

Exhibit 23(a)*    Consent of Schecter Dokken Kanter Andrews & Selcer, Ltd.

Exhibit 23(b)*    Consent of Smith & Radigan.

Exhibit 99        Press Release, dated July 7, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GREENMAN TECHNOLOGIES, INC.
                                           (Registrant)



                                           By:  /s/ Joseph E. Levangie
                                                   Joseph E. Levangie
                                                   Chief Financial Officer


Date:  September 15, 1997

                          INDEPENDENT AUDITORS' REPORT




Board of Directors
BFI Tire Recyclers of Minnesota, Inc.
St. Paul, Minnesota

We have audited the balance sheet of BFI Tire Recyclers of Minnesota (a division of BFI Tire Recyclers of Minnesota, Inc. - see basis of presentation in Note 1) as of May 31, 1997, and the related statements of operations and cash flows for each of the years in the two-year period ended May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BFI Tire Recyclers of Minnesota as of May 31, 1997, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 1997, in conformity with generally accepted accounting principles.



/s/  Schechter Dokken Kanter
      Andrews & Selcer Ltd


Minneapolis, Minnesota
August 29, 1997

                         BFI TIRE RECYCLERS OF MINNESOTA
              (A Division of BFI Tire Recyclers of Minnesota, Inc.)

                                  BALANCE SHEET

                                  MAY 31, 1997



                                     ASSETS

Cash                                                       $    2,846
Accounts receivable, trade, net of
 allowance for doubtful accounts of $20,000                   773,503
Other receivables                                               1,532
Prepaid expenses                                              194,078
                                                           ----------

     Total current assets                                     971,959
                                                           ----------
Land and improvements                                         334,928
Buildings                                                     789,193
Equipment                                                   4,423,848
                                                           ----------
                                                            5,547,969
Accumulated depreciation                                    3,398,918
                                                           ----------
                                                            2,149,051
                                                           ----------
                                                           $3,121,010
                                                           ==========



                         LIABILITIES AND DIVISION EQUITY

Current portion of long term obligations                   $   25,329
Accounts payable                                              385,567
Accrued expenses                                              152,408
Deferred revenue                                               18,628
                                                           ----------
     Total current liabilities                                581,932

Long term obligations                                         124,027

Division equity                                             2,415,051
                                                           ----------
                                                           $3,121,010
                                                           ==========


                 See accompanying notes to financial statements.

                         BFI TIRE RECYCLERS OF MINNESOTA
              (A Division of BFI Tire Recyclers of Minnesota, Inc.)

                            STATEMENTS OF OPERATIONS

                        YEARS ENDED MAY 31, 1997 AND 1996


                                             1997          1996
                                        -----------    -----------

Revenues                                $ 6,632,781    $ 5,740,040

Costs and expenses:
  Operating costs                         4,981,175      3,652,448
  Selling, general and administrative     1,515,929      1,029,955
  Depreciation and amortization             602,178        577,079
  Impairment loss                         1,185,269
                                        -----------    -----------

  Total costs and expenses                8,284,551      5,259,482
                                        -----------    -----------

Divisional (loss) income                $(1,651,770)   $   480,558
                                        ===========    ===========


Proforma tax expense:
  Historical divisional (loss) income
   before taxes                         $(1,651,770)   $   480,558

  Proforma tax (benefit) expense           (661,000)       194,000
                                        -----------    -----------

  Proforma divisional (loss) income
   after taxes                          $  (990,770)   $   286,558
                                        ===========    ===========


                 See accompanying notes to financial statements.

                         BFI TIRE RECYCLERS OF MINNESOTA
              (A Division of BFI Tire Recyclers of Minnesota, Inc.)

                            STATEMENTS OF CASH FLOWS

                        YEARS ENDED MAY 31, 1997 AND 1996

                                                   1997           1996
                                              ------------   -----------
Cash flows from operating activities:
  Divisional (loss) income before
   pro forma income taxes                     $(1,651,770)   $   480,558
  Adjustments to reconcile net (loss)
   income to net cash provided by
   operating activities:
    Depreciation                                  587,918        562,819
    Amortization                                   14,260         14,260
    Allowance for doubtful accounts                (7,263)         3,176
    Loss on sale of assets                          5,600          5,020
    Impairment loss                             1,185,269
    Change in operating assets and
     liabilities:
      Receivables                                 364,828       (303,263)
      Prepaid expenses                            (16,070)         4,868
      Other assets                                                33,975
      Accounts payable                             75,699         30,937
      Accrued expenses                            (34,987)        14,839
      Deferred revenue                            (18,332)        22,578
                                              -----------    -----------
  Net cash provided by operating
   activities                                     505,152        869,767
                                              -----------    -----------

Cash flows from investing activities:
  Purchase of property and equipment             (228,675)      (526,796)
  Proceeds from sales of property
   and equipment                                   18,000         11,875
                                              -----------    -----------
  Net cash used in investing activities          (210,675)      (514,921)
                                              -----------    -----------

Cash flows from financing activities:
  Divisional equity transactions                 (280,012)      (340,178)
  Payments on long-term obligations               (14,315)       (13,343)
                                              -----------    -----------
  Net cash used in financing activities          (294,327)      (353,521)
                                              -----------    -----------
Net increase in cash                                  150          1,325

Cash at beginning of period                         2,696          1,371
                                              -----------    -----------
Cash at end of period                         $     2,846    $     2,696
                                              ===========    ===========

Schedule of non-cash financing activities:

  Net book value of transfer in (out) of
   assets between divisions                   $   118,304    $   (22,955)
                                              ===========    ===========

                See accompanying notes to financial statements.

                         BFI TIRE RECYCLERS OF MINNESOTA
              (A Division of BFI Tire Recyclers of Minnesota, Inc.)

                    NOTES TO DIVISIONAL FINANCIAL STATEMENTS

                        YEARS ENDED MAY 31, 1997 AND 1996


1. Nature of Business and Summary of Significant Accounting Policies:

BFI  Tire   Recyclers  of  Minnesota,   Inc.  (a  wholly  owned   subsidiary  of
Browning-Ferris Industries, Inc. (BFI)) provides scrap tire collection and processing of tire derived fuel in the Midwestern region of the United States.

Basis of presentation:

           In June 1997, BFI Tire Recyclers of Minnesota, Inc. (TRM) and GreenMan Technologies, Inc.(GMT) entered into a Purchase and Sale Agreement (Agreement), whereby GMT purchased all the outstanding stock of TRM. Prior to the closing of the Agreement, substantially all liabilities of TRM were transferred to BFI and certain land and building assets owned by another subsidiary of BFI were transferred into TRM. The transfer was recorded as if it occurred as of May 31, 1995. Additionally, deferred tax assets and liabilities allocated by BFI to TRM have been charged against divisional equity. TRM along with the transferred assets referred to above are presented for financial reporting purposes as a division of BFI (BFI Tire Recyclers of Minnesota - The Division).

           Historically, cash collected by The Division was transferred to BFI and The Division's cash requirements have been funded by BFI. The cumulative net impact of these cash transfers as well as other intercompany transactions have been included in division equity. There was no interest allocated to The Division during any periods because BFI did not distinguish the elements of the intercompany transfers between debt or equity. Accordingly, this may not be indicative of the interest which would have been incurred by The Division on a stand alone basis.

           BFI provides services to The Division including legal, administration of benefits and insurance programs, accounting systems support and cash management services. The statements of operations include administrative charges to The Division either directly or allocated by BFI. The allocated administrative charges included in selling, general and administrative expense for the years ended May 31, 1997 and 1996 were $880,225 and $423,508, respectively. Management of BFI believes the charges have been allocated to The Division on a reasonable basis; however, they are not intended to be indicative of the costs that would have been incurred by the Division on a stand-alone basis.
                                      F-5

                        BFI TIRE RECYCLERS OF MINNESOTA
             (A Division of BFI Tire Recyclers of Minnesota, Inc.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS (CONTINUED)

                        YEARS ENDED MAY 31, 1997 AND 1996


1.  Nature  of  Business  and  Summary  of   Significant   Accounting   Policies
(continued):

Basis of presentation (continued):

           The Division's employees participate in employee retirement and health plans sponsored by BFI. Related expenses have been allocated to The Division for the years ended May 31, 1997 and 1996; however, information with respect to accumulated plan benefits and net assets available for benefits have not been separately determined for The Division. The liability for these benefits will not be assumed by GMT.

Concentration of Risk:
    Tire Derived Fuel:

          A product of the collection and processing of the scrap tire is tire derived fuel (TDF). Currently, the number of commercial applications of the TDF is limited to electrical power plants cement kilns, and paper mills.

    By-product disposal:
          The Division utilizes one landfill to dispose of by-product waste. Management estimates that the current cell has a remaining life of three years.

Revenue Recognition:
          Revenues are recognized when processing of the scrap tires has occurred. Deferred revenue represents the estimated amount of revenue to be recognized once tires on hand are processed.

Property and Equipment and Depreciation  Methods:
          Property and equipment is stated at cost adjusted for the recognition of an impairment loss on long-lived assets. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

           Buildings and improvements       10-25 years
           Equipment                         5-15 years

 Amortization:
          The cost of intangible assets consisting of covenants not to compete and customer lists were amortized using straight line methods over 5 and 7 years, respectively. The costs were written off in 1997 as part of the impairment loss (See Note 2).

                         BFI TIRE RECYCLERS OF MINNESOTA
              (A Division of BFI Tire Recyclers of Minnesota, Inc.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS (CONTINUED)

                        YEARS ENDED MAY 31, 1997 AND 1996



1.  Nature of Business and Summary of Significant Accounting Policies
       (continued):

Income taxes:
          The Purchase and Sale Agreement treated the sale as a Section 338 transaction for tax reporting purposes, wherein TRM recognized gain or loss with respect to the transaction as if it sold all of its assets in a single transaction. Income taxes on the sale, if any, are paid at the corporate level and accordingly a provision for income taxes is not recorded at the division level.

Use of Estimates:
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  Impairment of Long-Lived Assets:

          In connection with the Purchase and Sale Agreement, property, equipment and intangible assets were deemed to be impaired and were written down to their fair value. Fair value, which was determined by reference to the sales price, was less than the carrying value by $1,185,269. An impairment loss of that amount has been charged to operations during the year ended May 31,1997.

3.  Long term obligations:

          Long term obligations consist of real estate tax assessments on property. Amounts are due in semi-annual installments of $17,824 including interest at 7.285% through the year 2002. Future maturities of long term obligations are as follows:

                Year ended May 31,                           Amount

                      1998                                         $ 25,329
                      1999                                           27,207
                      2000                                           29,207
                      2001                                           31,389
                      2002                                           33,716
                                                                   --------
                                                                   $146,848
                                                                   ========

                         BFI TIRE RECYCLERS OF MINNESOTA
              (A Division of BFI Tire Recyclers of Minnesota, Inc.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS (CONTINUED)

                        YEARS ENDED MAY 31, 1997 AND 1996


4.  Division Equity:

       Activity in division equity includes amounts due to BFI for disbursements made on behalf of The Division, amounts due from BFI for cash advances from The Division, divisional income and costs allocated to The Division by BFI. The following is a summary of activity in division equity for the years ended May 31, 1997 and 1996.

                                                   1997                1996
                                                   ----                ----

        Balance at beginning of period          $4,228,529          $4,111,104
        Less:
          Cash advances to BFI                   6,991,878           5,439,953
          Divisional loss                        1,651,770
          Transfers of assets to other
           divisions                                                    22,955
        Add:
          Cash disbursements made by BFI on
           behalf of The Division                5,831,641           4,676,267
          Divisional income                                            480,558
          Corporate costs allocated by BFI         880,225             423,508
          Transfers of assets to The Division      118,304
                                                ----------          ----------
        Balance at end of period                $2,415,051          $4,228,529
                                                ==========          ==========


5.  Pro forma tax expense:

       The pro forma tax expense reflects a provision for federal and state income taxes at the statutory rates in effect of 40% for May 31, 1997 and 1996.

6.  Processing and end user credit:

       Included in revenue for the year ended May 31, 1996 is approximately $195,000 of income received from the State of Wisconsin for processing of tires. A retroactive credit of approximately $409,000 received in October 1995 for calendar years 1992 through 1994 is also in revenue for the year ended May 31, 1996. The program expired effective December 31, 1996.

                         BFI TIRE RECYCLERS OF MINNESOTA
              (A Division of BFI Tire Recyclers of Minnesota, Inc.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS (CONTINUED)

                        YEARS ENDED MAY 31, 1997 AND 1996


7.  Commitments:

Service agreements:
          The Division has entered into collection and processing agreements with substantially all of its customers. The agreements are generally one year in length and set the price per unit the Division charges for the collection and processing of scrap tires. The pricing is consistent with previous years.

Sublease agreement:
          The Division subleases a portion of its facility to an unrelated Company that extracts resaleable tires from those collected by the Division and sells them as used tires. Rent is on a month to month basis and consists of $1,000 a month plus $.035 per pound of tire selected for resale by the lessee. The Division is obligated as part of one collection agreement purchased from the lessee to continue under the sublease agreement so long as it is party to the collection agreement. Total rents received and included in revenues for the years ended May 31, 1997 and 1996 were approximately $165,000 and $135,500, respectively.

                              FINANCIAL STATEMENTS

                       BFI TIRE RECYCLERS OF GEORGIA, INC.

                                  May 31, 1997

Financial Statements

BFI TIRE RECYCLERS OF GEORGIA, INC.

May 31, 1997








CONTENTS:



Financial Statements

   Independent Auditors' Report..................................F-12

   Balance Sheets................................................F-13

   Statements of Operations and Retained Earnings (Deficit)......F-14

   Statements of Cash Flows......................................F-15

   Notes to Financial Statements.................................F-16

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
BFI Tire Recyclers of Georgia, Inc.

We have audited the accompanying balance sheets of BFI Tire Recyclers of Georgia, Inc. (a wholly-owned subsidiary of Browning Ferris Industries, Inc.) as of May 31, 1997 and 1996, and the related statements of operations, retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BFI Tire Recyclers of Georgia, Inc. as of May 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                   /s/ Smith & Radigan
                                   Smith & Radigan






Atlanta, Georgia
August 29, 1997

Balance Sheets

BFI TIRE RECYCLERS OF GEORGIA, INC



                                     ASSETS

                                                    May 31,
                                            --------------------------
                                                1997            1996
                                            -----------    -----------
CURRENT ASSETS
   Cash                                     $     1,904    $     1,500
   Accounts receivable, net of allowance
     for doubtful accounts of $162,150 in
     1997 and $7,136 in 1996                    562,363        332,354
   Receivable from insurance settlement               0      1,066,535
   Prepaid expenses                             175,511        207,166
                                            -----------    -----------
       TOTAL CURRENT ASSETS                     739,778      1,607,555


PROPERTY, PLANT AND EQUIPMENT
   Land                                         132,803        132,803
   Building and equipment                     3,180,697      3,106,019
                                            -----------    -----------
                                              3,313,500      3,238,822
    Less accumulated depreciation            (1,813,500)    (1,460,236)
                                            -----------    -----------
                                              1,500,000      1,778,586

OTHER ASSETS
   Deposits                                         525          1,190
   Advances to parent company                 1,765,069        539,732
   Non competition agreement, net of
     accumulated amortization of $194,829
     in 1997 and $190,308 in 1996                     0          4,521
                                            -----------    -----------
                                              1,765,594        545,443
                                            -----------    -----------

                                            $ 4,005,372    $ 3,931,584
                                            ===========    ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                       May 31,
                                             --------------------------
                                                 1997           1996
                                             -----------   ------------
CURRENT LIABILITIES
  Accounts payable                           $   161,374    $    92,690
  Accrued expenses                               115,563         90,163
                                             -----------    -----------
                                                 276,937        182,853

OTHER LIABILITIES
  Deferred income taxes                          255,000        284,000


STOCKHOLDER'S EQUITY
   Common stock - par value $1 per share:
     Authorized - 1,000 shares
     Issued and outstanding - 1,000 shares         1,000          1,000
   Additional paid-in capital                  6,500,000      6,500,000
   Retained earnings (deficit)                (3,027,565)    (3,036,269)
                                             -----------    -----------
                                               3,473,435      3,464,731
                                             -----------    -----------


                                             $ 4,005,372    $ 3,931,584
                                             ===========    ===========





   The Notes to Financial Statements are an integral part of these Statements

Statements of Operations and Retained
Earnings (Deficit)

BFI TIRE RECYCLERS OF GEORGIA, INC
                                                       May 31,
                                              --------------------------
                                                 1997           1996
                                              -----------    -----------
REVENUES
  Revenues                                    $ 2,909,441    $ 2,510,054

COST AND EXPENSES
  Cost of sales                                   815,232        717,929
  Operating expenses                            1,042,883        892,882
  General and administrative                      718,930        533,512
  Depreciation and amortization                   328,349        347,326
  Loss on impairment of property, plant and       192,450              0
     equipment                                -----------    -----------
                                                3,097,844      2,491,649
                                              -----------    -----------

OPERATING INCOME                                 (188,403)        18,405

OTHER INCOME (EXPENSE)
  Parent Company interest income allocation       202,607         59,930
                                              -----------    -----------
                                                  202,607         59,930
                                              -----------    -----------

INCOME BEFORE INCOME TAXES                         14,204         78,335

PROVISION FOR INCOME TAXES
  Current                                          34,500         44,000
  Deferred                                        (29,000)       (13,000)
                                              -----------    -----------
                                                    5,500         31,000
                                              -----------    -----------

NET INCOME                                          8,704         47,335

RETAINED EARNINGS (DEFICIT), BEGINNING OF      (3,036,269)    (3,083,604)
   YEAR                                       -----------    -----------

RETAINED EARNINGS (DEFICIT), END OF YEAR      $(3,027,565)   $(3,036,269)
                                              ===========    ===========

   The Notes to Financial Statements are an integral part of these Statements

Statements of Cash Flows

BFI TIRE RECYCLERS OF GEORGIA, INC
                                                   For the Year Ended
                                                         May 31,
                                               --------------------------
                                                   1997           1996
                                               -----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                   $     8,704    $    47,335
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                 323,828        308,361
      Amortization                                   4,521         38,965
      Allowance for doubtful accounts              155,015         (2,865)
      Loss on impairment of property,
        plant and equipment                        192,450              0
      Decrease (increase) in:
        Receivables                                681,511         51,050
        Inventories                                      0              0
        Prepaid expenses                            31,655        (20,492)
        Other assets                                   665              0
      Increase (decrease) in:
        Accounts payable                            68,684       (197,965)
        Accrued expenses                            25,400            950
        Deferred taxes                             (29,000)       (13,000)
                                               -----------    -----------
          Total adjustments                      1,454,729        165,004
                                               -----------    -----------
  Net cash provided by operating
    activities                                   1,463,433        212,339


CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment      (193,538)      (148,797)
  Advances to parent company                    (1,269,491)       (72,877)
                                               -----------    -----------
  Net cash used by investing activities         (1,463,029)      (221,674)
                                               -----------    -----------

INCREASE (DECREASE) IN CASH                            404         (9,335)
CASH BALANCE, BEGINNING OF YEAR                      1,500         10,835
                                               -----------    -----------

CASH BALANCE, END OF YEAR                      $     1,904    $     1,500
                                               ===========    ===========

Supplemental information regarding transfers of fixed assets to (from) the parent company is as follows:

    Transfers to (from) parent company         $   (44,154)   $   171,457
                                               ===========    ===========

The Notes to Financial Statements are an integral part of these Statements

Notes to Financial Statements

BFI TIRE RECYCLERS OF GEORGIA, INC.

May 31, 1997

Note 1 -- Summary of Significant Accounting Policies and Basis of Presentation

     Basis of Presentation

BFI Tire Recyclers of Georgia, Inc. ("the Company") is a wholly-owned subsidiary of Browning Ferris Industries, Inc. ("the parent company"). The Company is in the business of collecting and processing scrap tires into two inch tire chips which are then sold as alternative fuel ("TDF" -- Tire Derived Fuel) or utilized in civil engineering projects.

     Accounts Receivable

The Company's policy is to record an allowance for doubtful accounts for all outstanding balances over ninety days past due.

     Intangible Assets

The cost associated with the Company's covenant-not-to-compete is being amortized using the straight-line method over a five-year period. Amortization expense was $4,521 and $38,965 for the years ended May 31, 1997 and 1996, respectively.

     Fair Value of Financial Instruments

Except as otherwise disclosed herein, the Company estimates that the aggregate fair value of all financial instruments at May 31, 1997 and 1996 does not differ materially from the aggregate carrying values of its financial instruments recorded in the balance sheet. The estimated fair value amounts of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate fair value due to their short-term nature.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition

Revenues are recognized when processing of the scrap tires has occurred.

BFI TIRE RECYCLERS OF GEORGIA, INC.

May 31, 1997

Note 2 -- Property, Plant and Equipment

Property, plant and equipment are stated at cost and adjusted for the impairment loss. Depreciation expense is provided using the straight-line method. Depreciation expense for the years ended May 31, 1997 and 1996 was $323,828 and $308,361, respectively. A summary of the estimated useful lives and cost is as follows:

                                              Estimated                            May 31,
                                             Useful Life                  1997                    1996
                                             -----------             ------------            ------------

Land                                                                  $   132,803             $   132,803
Building                                     10-25 years                  736,390                 720,254
Machinery and equipment                       5-15 years                1,655,392               1,547,364
Trailers and cages                            5-15 years                  788,915                 838,401
                                                                      -----------             -----------
                                                                        3,313,500               3,238,822
Accumulated depreciation                                               (1,813,500)             (1,460,236)
                                                                      -----------             -----------

                                                                      $ 1,500,000             $ 1,778,586
                                                                      ===========             ===========

Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Significant improvements and major renewals are capitalized.

Note 3 -- Income Taxes

Deferred income taxes are provided for temporary differences in the carrying values of assets and liabilities, principally depreciation expense, bad debt expense and impairment losses, for financial reporting and income tax purposes. The Company's tax rate is forty percent.

At May 31, 1997, the Company's net deferred tax liability consisted of deferred tax assets totaling $65,000 and deferred tax liabilities totaling $320,000. At May 31, 1996, the Company's net deferred tax liability consisted of deferred tax assets totaling $3,000 and deferred tax liabilities totaling $287,000.

Note 4 -- Subsequent Events

The parent company has entered into a purchase and sale agreement to sell all of the outstanding stock of the Company to GreenMan Technologies Inc. effective June 30, 1997.

The allocation of the purchase price of the stock was $1,500,000 plus the actual value of certain current assets and liabilities at June 30, 1997. The advances to the parent company were not included in the sale and were written off as a dividend to the parent company on June 30, 1997 prior to the sale. All accounts payable were satisfied prior to the sale.

BFI TIRE RECYCLERS OF GEORGIA, INC.

May 31, 1997

Note 5 -- Impairment Loss on Property, Plant and Equipment

In conjunction with the sales agreement between the parent company and GreenMan Technologies Inc., the Company has recorded an impairment loss. The net purchase price of the stock was less than the book value of the Company. Accordingly, a loss on impairment of property, plant and equipment was determined to exist at May 31, 1997. The net property, plant and equipment was reduced to $1,500,000 by recording an impairment loss of $192,450 at May 31, 1997.

Note 6 -- Concentration of Risk

The Company entered into a five-year sales agreement with GreenMan Technologies Inc. ("GreenMan") whereby GreenMan was obligated to accept, on a "take or pay" basis, a minimum of approximately 7,050 tons of tire material for the period of March 1, 1996 to September 30, 1996 and 32,000 tons of shredded waste tire material per year starting October 1, 1996. GreenMan was obligated to pay for the higher of: (1) the number of tons of crumb rubber produced at GreenMan's recycling facility or (2) seventy-five percent of the amount of material accepted, as determined on a monthly basis. The price per ton consists of a base amount of $37.50 and an additional amount based on the publicly quoted benchmark price of 30 to 40 mesh crumb rubber. The Company agreed to reduce the per-ton charge by fifty percent from October 1, 1996 through June 30, 1997. This agreement was terminated as a result of GreenMan's acquisition of the Company (Note 4). Sales to GreenMan were approximately $365,343 in 1997 and $53,410 in 1996.

In connection with the sales agreement, the Company entered into a five-year lease agreement with GreenMan whereby GreenMan was to lease for $1 per year approximately 15,000 square feet of land on which GreenMan's tire recycling facility has been built. GreenMan is responsible for all improvements and operating costs relating to the leased premises.

Subsequent to May 31, 1997, the Company was purchased by GreenMan (Note 4).

Note 7 -- Transactions with Parent Company

The parent company charged the Company an overhead charge for management, accounting and other services rendered by the parent. The overhead allocation expense included in general and administrative expense on the statement of operations for the years ended May 31, 1997 and 1996 was $158,578 and $191,120, respectively.

In addition, the Company recorded interest income on advances to the parent company for the years ended May 31, 1997 and 1996 of $202,607 and $59,930, respectively. Advances to the parent company for the years ended May 31, 1997 and 1996 were $1,765,069 and $539,732, respectively.

The Company had advanced the parent company $1,765,594 and $539,732 at May 31, 1997 and 1996, respectively. The advances were written off as a dividend to the parent company prior to the sale (Note 4).

                           GreenMan Technologies, Inc.

                      BFI Tire Recyclers of Minnesota, Inc.

                                       and

                       BFI Tire Recyclers of Georgia, Inc.

                     Pro Forma Combined Financial Statements

                                   (unaudited)

                                                  PRO FORMA COMBINED BALANCE SHEET
                                                            May 31, 1997
                                                            (unaudited)

                                                               ASSETS

                                                        BFI Tire           BFI Tire       Pro Forma
                                    GreenMan         Recyclers of       Recyclers of    Adjustments (A)   Pro Forma
                               Technologies, Inc.   Minnesota, Inc.     Georgia, Inc.     DR (CR)         Combined
                               ------------------  ----------------    --------------   ------------    -----------

Current Assets:
   Cash and cash equivalents    $   104,193         $     2,846         $     1,904   $      --        $    108,943
   Accounts receivable, net         550,644             773,503             562,363      (288,160)        1,743,990
                                                                                          145,640
   Inventory                        553,688                --                  --            --             553,688
   Other current assets             204,155             195,610             175,511          --             575,276
                                -----------         -----------         -----------   -----------       -----------
     Total current assets         1,412,680             971,959             739,778      (142,520)        2,981,897
Property and equipment, net       4,921,043           2,149,051           1,500,000          --           8,570,094
Acquisition deposit                 650,000                --                  --        (650,000)             --
Other assets, net                 1,602,908                --                   525            --         1,603,433
Advances to parent company            --                   --             1,765,069    (1,765,069)             --
Deferred financing costs          1,198,899                --                  --            --           1,198,899
                                -----------         -----------         -----------   -----------       -----------

     Total assets               $ 9,785,530         $ 3,121,010         $ 4,005,372   $(2,557,589)      $14,354,323
                                ===========         ===========         ===========   ===========       ===========

                                                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Convertible notes payable    $ 1,200,000         $      --           $      --     $      --         $ 1,200,000
   Notes payable, other              96,739              25,329                --            --             122,068
   Obligations under capital
     leases                       1,045,726                --                  --            --           1,045,726
   Accounts payable and
     accrued expenses             2,086,313             556,603             276,937       288,160         2,631,693
                                -----------         -----------         -----------   -----------       -----------
     Total current liabilities    4,428,778             581,932             276,937       288,160         4,999,487

Convertible notes payable         2,840,000                --                  --            --           2,840,000
Notes payable, other                499,049             124,027                --      (3,874,057)        4,497,133
Obligations under capital
  leases                            894,238                --                  --            --             894,238
Deferred income taxes                  --                  --               255,000       255,000              --
                                -----------         -----------         -----------   -----------       -----------
     Total liabilities            8,662,065             705,959             531,937    (3,330,897)       13,230,858
                                -----------         -----------         -----------   -----------       -----------

Stockholders' equity
  Common stock                       68,733                --                 1,000         1,000            68,733
  Additional paid-in-capital     11,759,665                --             6,500,000     6,500,000        11,759,665

  Division equity                    --               2,415,051                --       2,415,051            --

  Accumulated deficit           (10,704,933)               --            (3,027,565)   (3,027,565)      (10,704,933)
                                -----------         -----------         -----------   -----------       -----------

     Total liabilities and
     stockholders' equity      $  9,785,530         $ 3,121,010         $ 4,005,372   $ 2,557,589       $14,354,323
                                ===========         ===========         ===========   ===========       ===========


       See accompanying notes to pro forma combined financial statements.


                                             PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                       YEAR ENDED MAY 31, 1997
                                                             (unaudited)



                                                             BFI Tire           BFI Tire       Pro Forma
                                          GreenMan         Recyclers of       Recyclers of    Adjustments        Pro Forma
                                     Technologies, Inc.   Minnesota, Inc.     Georgia, Inc.     DR (CR)           Combined
                                    ------------------  ----------------    --------------   -------------      -------------


Revenues                                $  4,020,670       $  6,632,781       $  2,909,441         365,000 (1)   $ 13,197,892
Cost of revenues                           3,399,310          5,583,353          2,186,464        (365,000)(1)     10,804,127
                                        ------------       ------------       ------------    ------------       ------------
  Gross profit                               621,360          1,049,428            722,977            --            2,393,765
                                        ------------       ------------       ------------    ------------       ------------
Operating expenses:
  Research and development                   353,250               --                 --              --              353,250
  Selling, general and administrative      4,126,611          1,515,929            718,930        (145,640)(2)      6,215,830
  Impairment loss                          1,000,000          1,185,269            192,450      (1,377,719)(4)      1,000,000
                                        ------------       ------------       ------------    ------------       ------------

         Total operating expenses          5,479,861          2,701,198            911,380      (1,523,359)         7,569,080
                                        ------------       ------------       ------------    ------------       ------------
Income (loss) from operations             (4,858,501)        (1,651,770)          (188,403)     (1,523,359)        (5,175,315)
Other income (expenses)                   (2,147,978)              --              202,607         499,000(6)      (2,646,978)
                                                                                                   202,607(3)
                                        ------------       ------------       ------------    ------------       ------------
Income (loss) before income taxes         (7,006,479)        (1,651,770)            14,204        (821,752)        (7,822,293)
Income tax expense (benefit)                    --             (661,000)             5,500         655,500(5)            --
                                        ------------       ------------       ------------    ------------       ------------

Net income (loss)                       $ (7,006,479)      $   (990,770)      $      8,704    $   (166,252)      $ (7,822,293)
                                        ============       ============       ============    ============       ============
Net income (loss) per share                   ($1.25)                                                                  ($1.39)
                                        =============                                                            ============
Shares used in calculation of net
income (loss) per share                     5,613,942                                                               5,613,942
                                        =============                                                            ============

   See accompanying notes to pro forma combined financial statements.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited Pro Forma Combined Balance Sheet has been prepared from the audited May 31, 1997 balance sheet of GreenMan Technologies, Inc. ("GMT") and the audited May 31, 1997 balance sheets of BFI Tire Recyclers of Minnesota, Inc. ("BTM") and BFI Tire Recyclers of Georgia, Inc. ("BTG"). The unaudited Pro Forma Combined Statement of Operations for the year ended May 31, 1997 has been prepared from the audited May 31, 1997 Statement of Operations of GMT and the audited May 31, 1997 Statements of Operations of BTM and BTG. The unaudited pro forma combined balance sheet as of May 31, 1997 gives effect to the acquisition of BTM and BTG by GMT, as if the acquisition, accounted for as a purchase, had occurred on May 31, 1997 and the unaudited pro forma combined statement of operations for the year ended May 31, 1997 gives effect to the acquisition as if the acquisition had occurred at the beginning of the period presented. The unaudited Pro Forma Combined Balance Sheet and the unaudited Pro Forma Combined Statement of Operations for the Year Ended May 31, 1997 also give effect to the following:

(A) To reflect the acquisition of BTM and BTG pursuant to the terms of the Purchase and Sales Agreement for $3,600,000 plus Working Capital, as adjusted.

(1) To eliminate the purchases of Tire Derived Fuel by GMT during fiscal 1997 from BTG.

(2) To eliminate BTG's provision for uncollectible accounts receivable relating to amounts due from GMT.

(3) To reverse intercompany interest income earned by BTG on balances with its parent company.

(4) To reverse the impairment losses recorded by BTM and BTG during the year ended May 31, 1997.

(5) To reverse the income tax provision recorded by BTM and BTG during the year ended May 31, 1997.

(6)      To reflect  interest  expense on the  acquisition  related debt.